                                                                     Exhibit 1.2


                            NEWSOUTH BANCORP, INC.
                         1,870,000 to 2,530,000 Shares

                                 Common Stock
                           (Par Value $.01 Per Share)

                               $15.00 Per Share

                            SALES AGENCY AGREEMENT
                            ----------------------

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

     NewSouth Bancorp, Inc., a Delaware corporation (the "Company"), and Home Savings Bank, SSB, a North Carolina-chartered and federally insured mutual savings bank (the "Bank"), hereby confirm, as of _____________, 1997, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.   Introductory. The Bank intends to convert from a North Carolina-
          ------------
chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Stock Conversion"), and immediately thereafter convert to a North Carolina commercial bank (the "Bank Conversion") under the name "NewSouth Bank" (the "Commercial Bank") as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the Stock Conversion, the issuance of shares of common stock of the Bank to the Company, the Bank Conversion and the incorporation of the Company, the "Conversion") pursuant to a plan of mutual savings bank conversion adopted on September 19, 1996 [and amended on ____________, 199__?] (the "Plan") and a plan of bank conversion adopted on
_____________, 1996 [and amended on _______________, 199__] (the "Bank Plan").
In accordance with the Plan, the Company is offering shares of its common stock, $.01 par value per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the
"Subscription Offering") to certain depositors and borrowers of the Bank, to the Bank's tax-qualified employee benefit plan (i.e., the Bank's Employee Stock Ownership Plan (the "ESOP")) and to the Bank's directors, officers and employees. Subsequent to the Subscription Offering, shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering (the "Community Offering") with first priority being given to natural persons and trusts of natural persons who are permanent residents of Beaufort, Craven, Lenoir, Nash, Pasquotank and Pitt Counties in North Carolina (the "Local Community"), and/or in a syndicated community offering, subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering, if
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any, or any syndicated community offering in whole or in part. (The Subscription
Offering, the Community Offering, if any, and any syndicated community offering are sometimes referred to collectively as the "Offerings.")

     In the Offerings, the Company is offering between 1,870,000 and 2,530,000 Shares, with the possibility of offering up to 2,909,500 Shares without a resolicitation of subscribers. With the exception of the ESOP, no individual person or entity (or persons or entities exercising subscription rights through a single account) may purchase in the Offerings more than 20,000 Shares, and no person or entity together with any associates or persons acting in concert, may purchase in the Offerings more than 40,000 Shares, issued in the Conversion in the aggregate.

     The Company and the Bank have been advised by Trident that it will utilize its best efforts in assisting the Company and the Bank with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to Trident the Prospectus dated ______________, 1997 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Bank and the Shares.

     2.   Representations and Warranties.
          ------------------------------

          a. The Company and the Bank jointly and severally represent and warrant to Trident that:

               (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including exhibits and an amendment or amendments thereto, on Form S-1 (No. 333-16335), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"); and such registration statement has become effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus", except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the
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          Commission under the Securities Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or
          (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission such prospectus or prospectus supplement containing information relating to the results of the Subscription Offering and pricing information as may be required by Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and Trident.

               (ii) The Bank has filed conversion applications, including exhibits (as amended or supplemented, the "Conversion Applications") with both the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce (the "Administrator") under
          Section 54C-33 of Chapter 54C of the General Statutes of North Carolina, as amended, and the enforceable rules and regulations, including published policies and actions, of the Administrator and other applicable North Carolina law thereunder (collectively, the "NC Conversion Laws") and the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act, as amended, and the enforceable rules and regulations, including published policies and actions, of the FDIC and other applicable federal law thereunder (collectively, the "FDIC Conversion Laws"), as to which the Bank has received conditional approval and notice of intention not to object, respectively; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Conversion Applications are approved by the Administrator and are the subject of a conditional notice of intention not to object by the FDIC. No order has been issued by the Administrator or the FDIC preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Administrator or the FDIC seeking the revocation of its conditional approval or notice of intention not to object, respectively, is pending or, to the Bank's best knowledge, threatened. The Company has filed holding company applications, including exhibits (as amended or supplemented, the "Holding Company
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          Applications"), with the Board of Governors of the Federal Reserve
          System (the "Federal Reserve Board") and the Administrator, which have been approved by them. No action by or before the Federal Reserve Board or the Administrator revoking such approval is pending or, to the Company's best knowledge, threatened. The Bank also has filed an application, including exhibits (as amended or supplemented, the "Bank Conversion Application") with the North Carolina Commissioner of Banks (the "Commissioner") and the State Banking Commission (the "Banking Commission") under Section 53-17.2 of Chapter 53 of the General Statutes of North Carolina, as amended, and the enforceable rules and regulations, including published policies and actions of the Commissioner and other applicable North Carolina law thereunder (collectively, the "Bank Conversion Laws"), as to which the Bank has received conditional approval from the Commissioner and the Banking Commission; and no action by or before the Commissioner or the Banking Commission seeking the revocation of their conditional approval is pending or, to the Bank's best knowledge, threatened.

               (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (a) the Registration Statement and the Prospectus (each as amended or supplemented, if amended or supplemented) complied with the Securities Act and the SEC Regulations, the NC Conversion Laws, the Bank Conversion Laws and the FDIC Conversion Laws, (b) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by Trident expressly for use in the Registration Statement or the Prospectus.

               (iv) The Company has been duly incorporated as a Delaware corporation, and the Bank has been duly organized as a mutual savings bank under the laws of North Carolina, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank
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          of Atlanta; and the deposit accounts of the Bank are insured by the
          Savings Association Insurance Fund ("SAIF") administered by the FDIC up to the applicable legal limits. Each of the Company and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment and restatement of the Bank's articles of incorporation and bylaws as provided in the rules and regulations of the Administrator and the Commissioner and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a North Carolina-chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, (iii) immediately following the Stock Conversion, the Bank will be converted to the Commercial Bank with full power and authority to own its property and conduct its business as described in the Prospectus, and (iv) the Company will have no direct subsidiaries other than the Commercial Bank.

               (v) The Bank has, and upon conversion the Commercial Bank will have, good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate reasonably be expected to have a material adverse effect upon the operations or financial condition of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole; and all of the leases and subleases material to the operations or financial condition of the Bank, and upon conversion the Commercial Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein. The activities of the Bank are permissible, and upon conversion the activities of the Commercial Bank will be permissible, to subsidiaries of a bank holding company by the rules, regulations, policies and practices of the Federal Reserve Board.

               (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Bank, enforceable in accordance with its terms (except
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          as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

               (vii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.

               (viii) The Company and the Bank have received the opinion of Housley, Kantarian & Bronstein, P.C. with respect to federal and North Carolina tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of North Carolina, and the facts relied upon in such opinions are accurate and complete.

               (ix) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of post-Conversion conditions imposed by the Administrator, the FDIC, the Federal Reserve Board, the Commissioner and/or the Banking Commission in connection with their approvals of, or notice of intention not to object to, as applicable, the respective Conversion Applications, Holding Company Applications and Bank Conversion Application, and except as may be required under the securities laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such authorizations, approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such authorizations, approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of amended and restated articles of incorporation in the form required for North
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          Carolina-chartered stock savings banks (the "Stock Articles of
          Incorporation"), the form of which Stock Articles of Incorporation has been approved by the Administrator and, upon the Bank Conversion, subject to the issuance of amended and restated articles of incorporation in the form required for North Carolina-chartered commercial banks (the "Bank Articles of Incorporation"), the form of which Bank Articles of Incorporation has been approved by the Commissioner.

               (x) Neither the Company nor the Bank is in violation of any rule or regulation of the Administrator or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Bank or their officers or directors that might have a material adverse effect on the condition (financial or otherwise), operations, businesses, assets or properties of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.

               (xi) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present in all material respects the consolidated financial condition, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC Regulations and the NC Conversion Laws, the FDIC Conversion Laws and the Bank Conversion Laws. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other appropriate reports filed by the Bank with supervisory and regulatory authorities, except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present in all material respects the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

               (xii) There has been no material change in the condition (financial or otherwise), results of operations or business, including assets and properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus. The capitalization, assets, properties and business of each of the Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.
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               (xiii)  There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole; all agreements which are material to the condition (financial or otherwise), results of operations or business of the Company and the Bank, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

               (xiv) Neither the Company nor the Bank is in violation of its respective articles of incorporation or bylaws. The execution and delivery hereof, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the articles of incorporation or bylaws of the Company or the Bank (in either mutual, stock or commercial bank form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of post-Conversion conditions imposed by the Administrator, the FDIC, the Federal Reserve Board, the Commissioner and/or the Banking Commission in connection with their approvals of, or notice of intention not to object to, as applicable, the respective Conversion Applications, Holding Company Applications, and the Bank Conversion Application), which breach, default, encumbrance or violation could reasonably be expected to have a material adverse effect on the
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          condition (financial or otherwise), operations or business of the
          Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.

               (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), neither the Company nor the Bank nor the Commercial Bank has issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except liabilities, obligations or borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.

               (xvi) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization", and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (except for one Share of Common Stock issued in connection with the organization of the Company, which Share shall be canceled effective as of the Closing); the issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved or not objected to, as applicable, by the Administrator, the FDIC, the Commissioner, Banking Commission and the Federal Reserve Board and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank, and upon conversion the Commercial Bank, to the Company has been duly authorized by all necessary action of the Bank and, upon conversion the Commercial Bank, and the Company and appropriate regulatory authorities (subject to the satisfaction of post-Conversion conditions imposed by the Administrator, the FDIC, the Commissioner, the Banking Commission and/or the Federal Reserve Board in connection with their approvals or notice of nonobjection, as applicable, with respect to the respective Conversion Applications, Holding Company Applications and Bank Conversion Applications), and such capital stock, when issued in accordance with the terms of the Plan for the consideration described in the
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          Prospectus, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

               (xvii) No approval, or notice of intention not to object, of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof or nonobjection thereto, as applicable, by the Administrator, the FDIC, the Commissioner and the Banking Commission, the issuance of the Stock Articles of Incorporation by the Administrator the issuance of Bank Articles of Incorporation and as may be required under the securities laws of various jurisdictions.

               (xviii) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Applications, the Holding Company Applications, or the Bank Conversion Applications have been filed with the Commission, the Administrator, the FDIC, the Commissioner, the Banking Commission and/or the Federal Reserve Board, as the case may be.

               (xix) Coopers & Lybrand L.L.P., which has audited the financial statements of the Bank at September 30, 1996 and 1995 and for the years ended September 30, 1996, 1995 and 1994, included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations,
          Section 571.2(c)(3).

               (xx) The Company and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.

               (xxi) All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of 12 C.F.R. Part 226
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          ("Regulation Z")), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.

               (xxii) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion have been prepared or reviewed by or for the Bank and are reliable and accurate.

               (xxiii) Neither the Company nor the Bank or, to the best knowledge of the Company and the Bank, the employees of the Company or the Bank, has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank, and upon conversion the Commercial Bank, have been set aside to be used for any payment prohibited by law.

               (xxiv) The Company and the Bank, and upon conversion the Commercial Bank, are in compliance with all laws, rules and regulations relating to environmental protection, including the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants, and neither the Company nor the Bank has any reason to believe that the Company or the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, could not reasonably be expected to have a material adverse effect on the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to environmental protection, including the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Bank or, to the best knowledge of the Company or the Bank, has occurred on, in or at any of the facilities or properties of the Company or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole.
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               (xxv)  At the Closing Date, the Company and the Bank will have completed all pre-Conversion conditions to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Bank Plan, the Prospectus, the SEC Regulations, the NC Conversion Laws, the FDIC Conversion Laws and the Bank Conversion Laws and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Administrator, the FDIC, the Commissioner, the Banking Commission and/or the Federal Reserve Board.

     (b)  Trident represents and warrants to the Company and the Bank that:

               (i) Trident is registered as a broker-dealer with the Commission, and is in good standing with the Commission and the NASD.

               (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

               (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whom may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

               (iv) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent as set forth in the jurisdictions listed in Exhibit A hereto and will remain so registered in such jurisdictions as to which the Company duly notifies Trident that it is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

Trident Securities, Inc.
Sales Agency Agreement
Page 13


               (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the Conversion shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument to which Trident is a party or, to Trident's actual knowledge, under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order by which Trident is bound.

               (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (vii) To Trident's actual knowledge, there is not now pending or threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer which is expected to have a materially adverse impact upon Trident's ability to perform its obligations hereunder.

     3.   Employment of Trident; Sale and Delivery of the Shares.  On the basis
          ------------------------------------------------------
of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and, if any, the Community Offering or any syndicated community offering. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Company and the Bank, with the approval of the Administrator, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

     In the event the Company is unable to sell a minimum of 1,870,000 Shares (or such lesser amount as the Administrator and the FDIC may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

Trident Securities, Inc.
Sales Agency Agreement
Page 14


     If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 1311 Carolina Avenue, Washington, North Carolina 27889 or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

     In the event of a syndicated community offering, Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers by the date prescribed by applicable law ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

     In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:

               (a) (i) a commission equal to 1.85 % of the aggregate dollar amount of Common Stock sold in the Subscription Offering (excluding Shares sold to the Bank's directors and executive officers and their "associates," as such term is defined in the Plan, and the ESOP), and (ii) a commission of 1.85% of the aggregate dollar amount of Common Stock sold by Trident in the Community Offering (excluding any Shares sold by other member firms of the NASD through a selected dealers arrangement (the "Selected Dealer Offering"), for which Shares the commission payable to Trident shall be agreed upon at the time of the stock allocation in the Selected Dealer Offering. All such fees are to be payable in same-day funds to Trident on the Closing Date.

               (b) Trident shall be reimbursed for all allocable expenses, including but not limited to travel, communications, legal fees and expenses, postage, etc., incurred by it whether or not the Offerings are successfully completed. Unless otherwise agreed, and except

Trident Securities, Inc.
Sales Agency Agreement
Page 15


     as otherwise set forth herein, Trident's out-of-pocket expenses will not exceed $7,500 and its legal fees and expenses will not exceed $25,000. Full payment to defray Trident's reimbursable expenses shall be made in same-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder.

               (c) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph (b), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in the immediately preceding paragraph (b) above have been exhausted and subject to the following. Such reimbursement shall be in amount equal to the product obtained by dividing $7,500 (original out-of-pocket expenses) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

     The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares.

     The Company and the Bank shall also pay all expenses of the Conversion incurred by them or on their prior approval, including but not limited to the following: their attorneys' fees, NASD filing fees, attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting, costs of printing all documents necessary in connection with the Conversion, etc.

     4.   Offerings. Subject to the provisions of Section 7 hereof, Trident is
          ---------
assisting the Company on a best efforts basis in offering a minimum of 1,870,000 and a maximum of 2,530,000 Shares, with the possibility of offering up to 2,909,500 Shares (except as the Administrator and the FDIC may permit to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement. and agree that:

Trident Securities, Inc.
Sales Agency Agreement
Page 16


     5.   Further Agreements. The Company and the Bank jointly and severally
          ------------------
covenant

          (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

          (b) The Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (c) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply so far as it is able with all requirements imposed upon it by the Securities Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank

Trident Securities, Inc.
Sales Agency Agreement
Page 17


     shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (d) The Company and the Bank have taken or will take all reasonably necessary action and furnish to whomever Trident may reasonably direct such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of applicable law.

          (f) The Company will file a registration statement for the Common Stock if required under Section 12(b) or (g), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to completion of the Offerings and shall request that such registration statement be effective upon or before completion of the Conversion. In such event, the Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be permitted by applicable law.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the SEC Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement, unless management of the Company determines that the foregoing would be unduly burdensome or expensive.

          (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange
     Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and

Trident Securities, Inc.
Sales Agency Agreement
Page 18


     (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

          (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

          (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

          (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

          (1) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

     6.   Payment of Expenses. Whether or not the Conversion is consummated, the
          -------------------

Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) in addition, if the Company is unable to sell a minimum of 1,870,000 Shares or such lesser amount as the Administrator and the FDIC may permit or the Conversion is otherwise terminated, the Company and the Bank shall reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof.

     7.   Conditions of Trident's Obligations. Except as may be waived in
          -----------------------------------
writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank, and upon conversion the Commercial Bank, of their obligations hereunder and to the following conditions:

Trident Securities, Inc.
Sales Agency Agreement
Page 19

     (a) At the Closing Date, Trident shall receive the favorable opinion of Housley, Kantarian & Bronstein, P.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and the Bank has been duly organized and is validly existing as a mutual savings bank in good standing under the laws of North Carolina, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) the Bank is a member of the Federal Home Loan Bank of Atlanta, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits;

          (iii) to the actual knowledge of such counsel, the activities of the Bank are permitted under federal and North Carolina law to subsidiaries of a North Carolina business corporation, and the Bank does not have any subsidiaries;

          (iv) to the actual knowledge of such counsel, the Bank has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, all such licenses, permits and other governmental authorizations are in full force and effect, and the Bank is in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company and the Bank, taken as a whole;

          (v) the Plan and the Bank Plan comply with and, to the actual knowledge of such counsel, the Conversion has been effected in all material respects in accordance with all applicable laws, rules, regulations, decisions and orders (except for federal and state securities laws, as to which no opinion need be rendered), with such modifications as were disclosed to and approved by the Administrator and the Commissioner in writing and were in such counsel's opinion appropriate for the nature of the transaction described in the respective Conversion Applications, Holding Company Applications and Bank Conversion Applications; to such counsel's actual knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan, the Bank Plan and the Conversion, except with respect to the

Trident Securities, Inc.
Sales Agency Agreement
Page 20

     filing or submission of required post-Conversion reports or other materials by the Company or the Bank, and upon conversion the Commercial Bank, have been complied with in all material respects by the Company and the Bank, and upon conversion the Commercial Bank; and, to the actual knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final actions of the Administrator, the Commissioner, the Banking Commission and the FDIC in approving, or not objecting to, as applicable, the Plan and the Bank Plan, as applicable;

          (vi) As of the Closing Date, the Company, the Bank and the Commercial Bank have authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate and complete in all material respects;

          (vii) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company;

          (viii) the certificates for the Shares are in due and proper form and comply with applicable Delaware law;

          (ix) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approvals of the Administrator and the Federal Reserve Board, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to the actual knowledge of such counsel, beneficially by the Company;

          (x) the Bank Conversion has been duly authorized by all necessary corporate action of the Bank and the Company and has received the approval of the Commissioner and the Banking Commission and upon conversion the capital stock of the Commercial Bank will be validly issued, fully paid and nonassessable and owned of record and, to the actual knowledge of such counsel, beneficially by the Company;

Trident Securities, Inc.
Sales Agency Agreement
Page 21


          (xi) subject to the satisfaction of the post-Conversion conditions to the Administrator's, the FDIC's, the Commissioner's, the Banking Commission's and the Federal Reserve Board's approvals of, or notice of intention not to object to, as applicable, the respective Conversion Applications, Bank Conversion Application and Holding Company Applications, no further approval, notice of intention not to object, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities laws of the various jurisdictions (as to which an opinion need not be expressed);

          (xii) the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of each of the Company and the Bank; and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A, as to which an opinion need not be expressed);

          (xiii) there are no material legal or governmental proceedings which, to the actual knowledge of such counsel, are pending or threatened against or involving the assets of the Company or the Bank (provided that for this purpose such counsel need not regard any legal or governmental proceedings to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

          (xiv) the statements in the Prospectus and incorporated by reference in the Proxy Statement under the captions "Dividend Policy," "Business of the Bank-Lending Activities," "Business of the Bank -- Non-Performing Loans and Other Problem Assets," "Taxation," "Regulation," "Description of Capital Stock," "Certain Restrictions on Acquisition of the Company, the Converted Bank and the Commercial Bank" and "Certain Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws", insofar as they include, or refer to, statements of law or

Trident Securities, Inc.
Sales Agency Agreement
Page 22

     legal conclusions (excluding financial data included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are correct in all material respects;

          (xv) the Conversion Applications and the Bank Conversion Application have been approved or not objected to, as applicable, by the Administrator and the FDIC, and the Commissioner and the Banking Commission, as applicable, and the Prospectus and the Proxy Statement have been authorized or not objected to by them; the Holding Company Applications have been approved by the Administrator and the Federal Reserve Board; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, as to which no opinion need be rendered, no further approval or notice of intention not to object, as applicable, of any governmental authority is required for the issuance and sale of the Shares (subject to the satisfaction of post-Conversion conditions imposed by the Administrator, the FDIC, the Commissioner, the Banking Commission and/or the Federal Reserve Board in connection with their approval or notice of intention not to object, as applicable, with respect to the respective Conversion Applications, Bank Conversion Application and Holding Company Applications), and, to the actual knowledge of such counsel, no proceedings are pending by or before the Administrator, the FDIC, the Commissioner, the Banking Commission or the Federal Reserve Board or the Commission seeking revocation or rescission of the orders approving or not objecting to the Conversion Applications, the Bank Conversion Application and the Holding Company Applications or declaring the Registration Statement effective or are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

          (xvi) the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the articles of incorporation or bylaws of the Company or the Bank (in either mutual, stock or commercial bank form), or, to the actual knowledge of such counsel, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation

Trident Securities, Inc.
Sales Agency Agreement
Page 23

     or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank, and upon conversion the Commercial Bank, pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which it or its assets or properties may be bound or is subject or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of post-Conversion conditions imposed by the Administrator, the FDIC, the Commissioner, the Banking Commission and/or the Federal Reserve Board in connection with their approval of, or notice of intention not to object to, as applicable, the respective Conversion Applications, the Bank Conversion Application and Holding Company Applications), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole;

          (xvii) to the actual knowledge of such counsel, there has been no material breach of any provision of the Company's or the Bank's articles of incorporation or bylaws or material breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a material breach or default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation or order, or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank, taken as a whole; and,

          (xviii) the Conversion Applications, the Bank Conversion Application, the Holding Company Applications, the Registration Statement, the Prospectus and the Proxy Statement, in each case as amended, comply as to form in all material respects with the requirements of the NC Conversion Laws, the FDIC Conversion Laws, the Bank Conversion Laws, the Securities Act and the SEC Regulations, as the case may be (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, and except as to any statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, as to which an opinion

Trident Securities, Inc.
Sales Agency Agreement
Page 24

          need not be expressed); to such counsel's actual knowledge, all documents and exhibits required to be filed with the Conversion Applications, the Bank Conversion Application, the Holding Company Applications and the Registration Statement have been so filed, and the descriptions in the Conversion Applications, the Bank Conversion Application, the Holding Company Applications and the Registration Statement of such documents and exhibits are accurate and complete in all material respects and present fairly the information required to be shown; to such counsel's actual knowledge, there are no contracts or other documents of a character required to be described which are not described, and there are no statutes or regulations applicable to, certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by, or legal or governmental proceedings, past, pending or threatened, against, the Company or the Bank of a character required to be disclosed in the Conversion Applications, the Bank Conversion Application, the Holding Company Applications, the Registration Statement, the Prospectus or the Proxy Statement which have not been so disclosed and properly described therein.

     In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. As used in such counsel's opinion, the phrase "actual knowledge" shall mean the conscious awareness of facts or other information by Gary R. Bronstein, Joel E. Rappoport and Julie D. Keegan [others?], who are all the lawyers employed by such counsel who have had active involvement with such counsel's representation of the Company and the Bank. Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares.

          (b) At the Closing Date, Trident shall receive the letter of Housley, Kantarian & Bronstein, P.C., dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that, based on such counsel's participation in conferences with representatives of the Company, the Bank, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of

Trident Securities, Inc.
Sales Agency Agreement
Page 25


     Form S-1 and the character of the Registration Statement contemplated thereby), nothing has come to such counsel's attention that would lead it to believe that the Registration Statement (except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel need express no comment), at the time it became effective, and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel need express no comment), as of the date of the Prospectus, at the time the Prospectus or any amendment or supplement thereto was filed with the Commission or transmitted to the Commission for filing and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

          (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

          (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the condition, financial or otherwise, business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein;
     (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) none of the Company or the Bank shall have received from the Administrator, the FDIC, the Commissioner, the Banking Commission or the Federal Reserve Board or the Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole, with

Trident Securities, Inc.
Sales Agency Agreement
Page 26


     which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company and the Bank, and upon conversion the Commercial Bank, or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, and upon conversion the Commercial Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities laws of such jurisdictions as Trident and the Company shall have agreed upon.

          (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Administrator, the FDIC, the Commissioner, the Banking Commission or the Federal Reserve Board to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Administrator, the FDIC, the Commissioner, the Banking Commission or the Federal Reserve Board; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Administrator, the FDIC, the Commissioner, the Banking Commission and the Federal Reserve Board approving or not objecting to, as applicable, the respective Conversion Applications, Bank Conversion Application and Holding Company Applications; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (f) At the Closing Date, Trident shall receive, among other documents, copies of all governmental authorizations, approvals, notices of intention not to object and certificates obtained in connection with the Conversion, including (i) a copy of the letter from the Administrator authorizing the use of the Prospectus and the Proxy Statement, (ii)

Trident Securities, Inc.
Sales Agency Agreement
Page 27


     a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the letter from the Administrator evidencing the corporate existence of the Bank; (iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's articles of incorporation certified by the appropriate Delaware governmental authority; (vi) if available, a copy of the letter from the Administrator approving the Bank's Stock Articles of Incorporation; and (vii) if available, a copy of the letter from the Commissioner approving the Commercial Bank's Bank Articles of Incorporation.

          (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Stock Articles of Incorporation executed or endorsed by the appropriate governmental authority and a certified copy of the Commercial Bank's Bank Articles of Incorporation executed or endorsed by the appropriate governmental authority.

          (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of letters from Coopers & Lybrand, L.L.P., independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

          (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Coopers & Lybrand, L.L.P., independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank, and upon conversion the Commercial Bank, to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

Trident Securities, Inc.
Sales Agency Agreement
Page 28


     8.   Indemnification.
          ----------------

          (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement, the Prospectus or the Proxy Statement or (ii) any application (including the Conversion Applications, Bank Conversion Application and Holding Company Applications) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Administrator, the FDIC, the Commissioner, the Banking Commission or the Federal Reserve Board or the Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Conversion, unless it is determined by final judgment of a court having jurisdiction over the matter that such loss, liability, claim, damage or expense is primarily a result of Trident's gross negligence. This indemnity shall be in addition to any liability the Company and the Bank may have to Trident otherwise.

          (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion.

          (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent and subject to the same limitations as the foregoing

Trident Securities, Inc.
Sales Agency Agreement
Page 29


     indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application or (B) any misrepresentation or breach of warranty by Trident in Section 2(b) of this Agreement.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

     9.   Contribution. In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the

Trident Securities, Inc.
Sales Agency Agreement
Page 30


Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Conversion (before deducting expenses) received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

     10.  Survival of Agreements, Representations and Indemnities. The
          -------------------------------------------------------
respective indemnities of the Company and the Bank, and upon conversion the Commercial Bank, and Trident and the representations and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or

Trident Securities, Inc.
Sales Agency Agreement
Page 31


cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank, and upon conversion the Commercial Bank, or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination. Trident may terminate this Agreement by giving the notice
          -----------
indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Bank or a material breach of this Agreement by the Company or the Bank.

          (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

          (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

          (d) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company, the Bank and Trident shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8 and 9 of this Agreement.

Trident Securities, Inc.
Sales Agency Agreement
Page 32

          (e) The Bank may terminate this Agreement with respect to Trident if there shall have been a material breach of this Agreement by Trident.

     12.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., 230 North Elm Street, 2000 Renaissance Plaza, Greensboro, North Carolina 27401, Attention: Jean C. Brooks, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to NewSouth Bancorp, Inc., Home Savings Bank, SSB, 1311 Carolina Avenue, Washington, North Carolina 27889, Attention: Mr. Thomas A. Vann, President (with a copy to Housley, Kantarian & Bronstein, P.C., Suite 700, 1220 19th Street, N.W., Washington, D.C. 20036, Attention: Joel E. Rappoport).

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Construction. Unless governed by preemptive federal law, this
          ------------
Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

     15.  Amendment. This Agreement may be amended only by a subsequent writing
          -----------
signed by all of the parties hereto.

     16.  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Sales Agency Agreement
Page 33


     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

NEWSOUTH BANCORP, INC.                  HOME SAVINGS BANK, SSB


By:                                     By:
   -------------------------------         ----------------------------------
     Thomas A. Vann, President                  Thomas A. Vann, President


Date:                                   Date:
     -----------------------------           --------------------------------

Agreed to and accepted:

TRIDENT SECURITIES, INC.


By:
   -------------------------------

Date:
     -----------------------------

Trident Securities, Inc.
Sales Agency Agreement
Page 34


     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.


NEWSOUTH BANCORP, INC.                  HOME SAVINGS BANK, SSB


By:                                     By:
   -------------------------------         ----------------------------------
     Thomas A. Vann, President                  Thomas A. Vann, President


Date:                                   Date:
     -----------------------------           --------------------------------

Agreed to and accepted:

TRIDENT SECURITIES, INC.


By:
   -------------------------------

Date:
     -----------------------------

Trident Securities, Inc.
Sales Agency Agreement
Page 35

                                                                       Exhibit A



     Trident Securities, Inc.  is a registered selling agent in the
                               --
jurisdictions listed below:

         Alabama                     Missouri
         Arizona                     Nebraska
         Arkansas                    Nevada
         California                  New Hampshire
         Colorado                    New Jersey
         Connecticut                 New Mexico
         Delaware                    New York
         District of Columbia        North Carolina
         Florida                     North Dakota (Trident Securities, Inc. only, no agents)
         Georgia                     Ohio
         Idaho                       Oklahoma
         Illinois                    Oregon
         Indiana                     Pennsylvania
         Iowa                        Rhode Island
         Kansas                      South Carolina
         Kentucky                    Tennessee
         Louisiana                   Texas
         Maine                       Vermont
         Maryland                    Virginia
         Massachusetts               Washington
         Michigan                    West Virginia
         Minnesota                   Wisconsin
         Mississippi                 Wyoming

     Trident Securities, Inc. is not a registered selling agent in the
                                 ---
jurisdictions listed below:

         Alaska
         Hawaii
         Montana
         South Dakota
         Utah